UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024 (April 12, 2024)

KING RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56396	13-3784149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Unit 1813, 18/F, Fo Tan Industrial Centre

26-28 Au Pui Wan Street

Fo Tan, Hong Kong

(Address of principal executive offices) (Zip Code)

+852-35858905

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	KRFG	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 12, 2024, Fu Wah resigned from his positions as the Chief Executive Officer, Chief Financial Officer, Secretary and Director of King Resources, Inc. (the “Company”). Concurrently therewith, Wong Nga Yin Polin was appointed to serve as the new Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company. The departure of Fu Wah from his positions with the Company was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Fu Wah continues to hold approximately 12.93% shares of the issued and outstanding shares of the Company’s common stock.

Wong Nga Yin Polin and the Company are parties to a Director Agreement with the Company., dated April 5, 2024, pursuant to which the Company agreed to compensate Ms. Wong for her services as a director in the annual amount of $120,000. The foregoing descriptions of the Director Agreement with Ms. Wong is not complete and is qualified in its entirety by reference to the complete text of the Director Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Wong Nga Yin Polin, age 44, was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on April 12, 2024. Ms. Wong is currently the Business Development Manager of Marvel Digital Limited, a subsidiary of Marvion, Inc. (MVNC: OTC PK). From September 2021 to March 2023, she served as the Business Development Manager of Xtreme Business Enterprises Limited where she conducted research in glasses-free 3D display technologies. Ms. Wong was the Business Development Manager of Marvel Research Limited from April 2018 to August 2021 where she conducted research in glasses-free 3D display technologies. From August 2016 to March 2018, she served as the Project Associate of the State Key Laboratory of Ultraprecision Machining Technology at the Hong Kong Polytechnic University. From July 2015 to 2016, she was the research assistant at the same lab. From January 2003 to March 2013, Ms. Wong served as the Assistant Project Engineer and Project Engineer at Forexim (H.K.) Ltd. Ms. Wong received her Master of Science in Engineering (Mechanical Engineering) and Bachelor of Engineering (Mechanical Engineering) from the University of Hong Kong in 2013 and 2002, respectively. Ms. Wong brings to our Board her deep experience in research of 3d imaging and display technologies.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Director Agreement, dated April 5, 2024, by and between King Resources, Inc. and Wong Nga Yin Polin.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING RESOURCES, INC.

By:	/s/ FU Wah
Name: FU Wah
Title: Chief Executive Officer

Date: April 12, 2024

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